Joint Filing Agreement


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it or him contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it or he knows of or has reason to believe that such information is not accurate.

Dated:  January 22, 2001               WC CAPITAL, LLC


                                       By:    /s/ James Wood
                                              ----------------------------------
                                              Name:  James Wood
                                              Title: Managing Principal


                                       JAMES WOOD


                                       /s/ James Wood
                                       ----------------------------------
                                       James Wood


                                       CHRISTOPHER COX


                                       /s/ Christopher Cox
                                       ----------------------------------
                                       Christopher Cox